UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

          WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08399	31-1189815
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (614) 438-3210

  Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 12, 2013, the Pressure Cylinders Segment (“Worthington Cylinders”) of Worthington Industries, Inc. ( the “Company”) entered into an Agreement to sell the operating assets related to its small and medium high pressure industrial gas and acetylene cylinders in North America.  Most of these assets are located in Worthington’s Tilbury, Ontario facility, which will cease operations in a few months.

The Company does not expect the net effect from the sale of the assets and the closure of the Tilbury facility to have a material impact on its financial position or results of operations.

Worthington Cylinders will continue to serve the global industrial gas segment with steel, high pressure and acetylene cylinders manufactured in its Austrian facility, aluminum high pressure tanks manufactured in Mississippi and its new liquid cryogenics cylinder line to be manufactured in Ohio, which will launch early in 2014.

Item 9.01         Financial Statements and Exhibits.

(a) – (c)            Not applicable.

(d)                     Exhibits:  None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: November 13, 2013	By: /s/ Dale T. Brinkman
Dale T. Brinkman, Vice President –
Administration, General Counsel and Secretary